June 12, 1998

Mr. Donald R. Head
Chairman of the Board and
Chief Executive Officer
CAPITAL TITLE GROUP, INC.
14555 North Scottsdale Road, Suite 320
Scottsdale, Arizona 85254

RE: Amendment to Acquisition Consulting Agreement between Capital Title Group, Inc. and Miller Capital Corporation Dated January 28, 1998


Dear Don:

Per our recent discussions, Miller Capital Corporation ("MCC") has agreed to amend our Acquisition Consulting Agreement (the "Agreement") specifically
Section II, Compensation, relating to fees to be paid to MCC in the event the Company effectuates a corporate restructuring, merger, joint venture or acquisition during the term of the Agreement in accordance with the fee schedule as detailed in Section II.

The Agreement is hereby amended to state that MCC will not be entitled to a fee for transactions, as contemplated under the Agreement, that are arranged directly by the Company and where each transaction is in an amount of $5,000,000 or less. In the event the Company requests MCC's services on transactions of $5,000,000 or less, then MCC and the Company will negotiate an acceptable fee for services in advance of MCC's acceptance of such assignment.

Further, MCC and Capital Title Group are presently negotiating on the potential acquisition of Northwestern Title Company, which if completed MCC agrees to accept a reduced minimum fee for the transaction in the amount of $125,000 as a cash payment and $25,000 in value of the Company's common stock (the "Common Stock"). The Company reserves the right to bonus MCC for additional compensation at the close of the transaction. The Common Stock will be priced at the average Bid price for 30 days prior to the closing date of the transaction and will include registration and piggyback rights.

Mr. Donald R. Head
Capital Title Group, Inc.
Amendment to Acquisition Consulting Agreement between
Capital Title Group, Inc. and Miller Capital Corporation Dated January 28, 1998 June 12, 1998


SIGNATURE PAGE ONLY


AGREED AND ACCEPTED:

         Please confirm that the foregoing correctly sets forth our mutual understanding by signing and returning the copy of this Agreement provided for that purpose.


Capital Title Agency Inc.                    Miller Capital Corporation
Donald R. Head                               Rudy R. Miller

By:                                          By:
    ------------------------------------         -------------------------------
Title:     Chairman and CEO                  Title:    Chairman and CEO

Date:                                        Date:
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